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                                                                    EXHIBIT 23.2





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-142641 on Form S-1 of our report dated May 4, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the Company's method of accounting for stock-based compensation on January 1, 2006, to conform to Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment), relating to the financial statements of NanoDynamics, Inc. and subsidiaries appearing in the Prospectus, which is part of such Registration Statement, and of our report dated May 4, 2007 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Buffalo, New York
July 2, 2007